Exhibit 99.1
NV5 ANNOUNCES RECORD SECOND QUARTER RESULTS; EXCEEDS ANALYST CONSENSUS AND INCREASES FULL-YEAR GUIDANCE
Hollywood, FL – August 4, 2022 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a provider of technology, conformity assessment, and consulting solutions, today reported financial results for the second quarter ended July 2, 2022.

"NV5 delivered another quarter of double-digit growth in gross revenues, net income, Adjusted EBITDA, and earnings per share in the second quarter, resulting in a record first half of 2022. We drove growth across all six of our operating verticals in the quarter and expanded our national leadership position in electrical utility geospatial solutions with the acquisition of GEO1. We achieved 8% organic growth in the first half of the year. NV5’s strong backlog, available cash on hand, and non-discretionary service offerings position us to continue our growth throughout 2022, while protecting our margins," said Dickerson Wright, PE, Chairman and CEO of NV5.
Second Quarter 2022 Results
•Gross revenues in the second quarter of 2022 were $202.7 million compared to $179.5 million in the second quarter of 2021, a 13% increase.
•Net income in the second quarter of 2022 was $17.3 million compared to $13.6 million in the second quarter of 2021, a 27% increase.
•Adjusted EBITDA in the second quarter of 2022 was $37.8 million compared to $34.2 million in the second quarter of 2021, a 10% increase.
•GAAP EPS in the second quarter of 2022 was $1.13 per share compared to $0.91 per share in the second quarter of 2021, a 24% increase.
•Adjusted EPS in the second quarter of 2022 was $1.49 per share compared to $1.34 per share in the second quarter of 2021, an 11% increase. Diluted weighted average shares were 15,232,157 in the second quarter of 2022 compared to 14,965,188 in the second quarter of 2021.
Six Months Ended July 2, 2022 Results
•Gross revenues for the six months ended July 2, 2022 were $392.9 million compared to $332.6 million in the six months ended July 3, 2021, an 18% increase.
•Net income for the six months ended July 2, 2022 was $25.9 million compared to $19.1 million in the six months ended July 3, 2021, a 36% increase.
•Adjusted EBITDA for the six months ended July 2, 2022 was $66.7 million compared to $58.5 million in the six months ended July 3, 2021, a 14% increase.
•GAAP EPS for the six months ended July 2, 2022 was $1.70 per share compared to $1.35 per share in the six months ended July 3, 2021, a 26% increase.
•Adjusted EPS for the six months ended July 2, 2022 was $2.48 per share compared to $2.25 per share in the six months ended July 3, 2021, a 10% increase. Diluted weighted average shares were 15,211,835 for the six months ended July 2, 2022, compared to 14,196,035 in the six months ended July 3, 2021.
Increased Full-Year Guidance
•Increased gross revenues to a range of $795 million to $815 million (previously $785 million to $810 million).
•Increased GAAP EPS to a range of $3.90 per share to $4.29 per share (previously $3.57 per share to $3.92 per share).
•Increased Adjusted EPS to a range of $5.43 per share to $5.82 per share (previously $5.39 per share to $5.80 per share).

Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share. In addition, when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Conference Call

NV5 will host a conference call to discuss its second quarter 2022 financial results at 4:30 p.m. (Eastern Time) on August 4, 2022. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Thursday, August 4, 2022
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 888-412-4117
International dial-in number:    +1 646-960-0284
Conference ID:    6172299
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of technology, conformity assessment, and consulting solutions for public and private sector clients supporting sustainable infrastructure, utility, and building assets and systems. The Company focuses on multiple verticals: testing, inspection & consulting, infrastructure engineering, utility services, buildings & program management, environmental health sciences, and geospatial technology services to deliver innovative, sustainable solutions to complex issues and improve lives in our communities. NV5 operates out of more than 100 offices nationwide and internationally. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	July 2, 2022	January 1, 2022
Assets
Current assets:
Cash and cash equivalents	$44,422	$47,980
Billed receivables, net	139,959	153,814
Unbilled receivables, net	93,486	89,734
Prepaid expenses and other current assets	13,159	12,442
Total current assets	291,026	303,970
Property and equipment, net	39,557	32,729
Right-of-use lease assets, net	40,595	44,260
Intangible assets, net	178,383	188,224
Goodwill	394,760	389,916
Other assets	2,639	2,844
Total Assets	$946,960	$961,943

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$52,310	$55,954
Accrued liabilities	51,135	50,461
Billings in excess of costs and estimated earnings on uncompleted contracts	22,625	29,444
Other current liabilities	1,454	1,551
Current portion of contingent consideration	9,772	5,807
Current portion of notes payable and other obligations	18,932	20,734
Total current liabilities	156,228	163,951
Contingent consideration, less current portion	3,020	2,521
Other long-term liabilities	30,564	34,304
Notes payable and other obligations, less current portion	73,839	111,062
Deferred income tax liabilities, net	22,366	25,385
Total liabilities	286,017	337,223

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 15,537,134 and 15,414,005 shares issued and outstanding as of July 2, 2022 and January 1, 2022, respectively	155	154
Additional paid-in capital	462,066	451,754
Retained earnings	198,722	172,812
Total stockholders’ equity	660,943	624,720
Total liabilities and stockholders’ equity	$946,960	$961,943

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Gross revenues	$202,732	$179,503	$392,885	$332,598

Direct costs:
Salaries and wages	47,704	45,025	93,681	86,485
Sub-consultant services	40,479	29,978	75,305	53,225
Other direct costs	15,309	13,114	30,833	22,912
Total direct costs	103,492	88,117	199,819	162,622

Gross profit	99,240	91,386	193,066	169,976

Operating expenses:
Salaries and wages, payroll taxes and benefits	47,283	44,213	97,049	87,164
General and administrative	14,494	13,367	30,881	24,915
Facilities and facilities related	5,195	5,038	10,381	10,135
Depreciation and amortization	9,668	10,216	19,602	19,656
Total operating expenses	76,640	72,834	157,913	141,870

Income from operations	22,600	18,552	35,153	28,106

Interest expense	(887)	(1,568)	(1,801)	(3,886)

Income before income tax expense	21,713	16,984	33,352	24,220
Income tax expense	(4,445)	(3,346)	(7,442)	(5,102)
Net income and comprehensive income	$17,268	$13,638	$25,910	$19,118

Earnings per share:
Basic	$1.17	$0.95	$1.76	$1.40
Diluted	$1.13	$0.91	$1.70	$1.35

Weighted average common shares outstanding:
Basic	14,736,167	14,419,671	14,714,745	13,648,247
Diluted	15,232,157	14,965,188	15,211,835	14,196,035

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended
	July 2, 2022	July 3, 2021
Cash flows from operating activities:
Net income	$25,910	$19,118
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,058	21,936
Non-cash lease expense	6,265	4,884
Provision for doubtful accounts	594	583
Stock-based compensation	9,615	7,790
Change in fair value of contingent consideration	(518)	235
Gain on disposals of property and equipment	(61)	(581)
Deferred income taxes	(3,014)	(2,988)
Amortization of debt issuance costs	370	454
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	15,152	36,727
Unbilled receivables	(3,801)	(7,238)
Prepaid expenses and other assets	(511)	(4,208)
Accounts payable	(4,349)	(2,446)
Accrued liabilities	(6,309)	(4,187)
Billings in excess of costs and estimated earnings on uncompleted contracts	(6,867)	(8,158)
Other current liabilities	(276)	307
Net cash provided by operating activities	54,258	62,228

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(4,670)	(21,652)
Proceeds from sale of assets	48	460
Purchase of property and equipment	(10,379)	(4,028)
Net cash used in investing activities	(15,001)	(25,220)

Cash flows from financing activities:
Proceeds from common stock offering	—	172,500
Payments on notes payable	(6,218)	(5,325)
Payments of contingent consideration	(1,597)	(413)
Payments of borrowings from Senior Credit Facility	(35,000)	(145,082)
Payments of common stock offering costs	—	(10,522)
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to stock-based compensation	—	(52)
Net cash (used in) provided by financing activities	(42,815)	11,106

Net (decrease) increase in cash and cash equivalents	(3,558)	48,114
Cash and cash equivalents – beginning of period	47,980	64,909
Cash and cash equivalents – end of period	$44,422	$113,023

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended		Six Months Ended
		July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net Income		$17,268	$13,638	$25,910	$19,118
Add:	Interest expense	887	1,568	1,801	3,886
	Income tax expense	4,445	3,346	7,442	5,102
	Depreciation and amortization	10,891	11,394	22,058	21,936
	Stock-based compensation	4,826	4,094	9,615	7,790
	Acquisition-related costs*	(506)	180	(151)	629
Adjusted EBITDA		$37,811	$34,220	$66,675	$58,461

* Acquisition-related costs include contingent consideration fair value adjustments.

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended		Six Months Ended
		July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net Income - per diluted share		$1.13	$0.91	$1.70	$1.35
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.50	0.58	1.06	1.21
	Income tax expense	(0.14)	(0.15)	(0.28)	(0.31)
Adjusted EPS		$1.49	$1.34	$2.48	$2.25